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                                                                   EXHIBIT 99.1
                                                                   ------------

                               THE DURIRON COMPANY, INC.

         PROXY FOR SPECIAL SHAREHOLDERS MEETING - NOVEMBER ___, 1995 SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY

           The undersigned hereby appoints JOHN S. HADDICK and WILLIAM M. JORDAN, or either one of them, attorneys and proxies, with power of substitution and with all the powers which the undersigned would possess if personally present, to vote all of the shares of Common Stock of the undersigned in The Duriron Company, Inc. at a Special Meeting of its Shareholders to be held at ____ a.m. on ______, November ___, 1995 at 3100 Research Boulevard, Dayton, Ohio, and at any adjournment thereof, as follows:

       1. Approval of the Agreement and Plan of Merger dated as of September 11, 1995, as described in the Company's Joint Proxy
          Statement/Prospectus dated October __, 1993.

              / / FOR       / / AGAINST      / / ABSTAIN


       2. Adoption of an amendment to the Company's Restated Certificate of Incorporation, as amended, to increase the authorized number of shares of Common Stock, par value $1.25 per share, from 30,000,000 to 60,000,000

              / / FOR       / / AGAINST      / / ABSTAIN


       3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

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                          THE DURIRON COMPANY, INC.
         PROXY FOR SPECIAL SHAREHOLDERS' MEETING - NOVEMBER __, 1995


           THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

           PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.
                                                   Dated:                 , 1995

                                                   -----------------------------

                                                   -----------------------------
                                                   Signature(s) of
                                                   Shareholder(s)

                                                   Please sign as name(s) appear
                                                   at left. Executors,
                                                   administrators, trustees,
                                                   etc., should indicate the
                                                   capacity in which they sign.